Exhibit 10.6
Director Options (1 year vest) (12/15)

NCI BUILDING SYSTEMS, INC. 2003 LONG-TERM STOCK INCENTIVE PLAN
GENERAL TERMS AND CONDITIONS APPLICABLE TO EQUITY AWARDS
As evidenced by the award letter (the “Award Letter”) to which these General Terms and Conditions of Equity Award (the “General Terms and Conditions”) are attached, NCI Building Systems, Inc., a Delaware corporation (the “Company”), has granted to Grantee, pursuant to the provisions of the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as in effect on the Grant Date (the “Plan”), an award of equity compensation (the “Award”) of or relating to shares of Company common stock, $0.01 par value per share (the “Common Stock”, and the shares of Common Stock subject to the Award, the “Awarded Shares”), upon and subject to the terms and conditions set forth in the Award Letter, these General Terms and Conditions and the Plan. Unless otherwise defined in these General Terms and Conditions, capitalized terms used in these General Terms and Conditions shall have the meanings assigned to them in the Award Letter or the Plan, as applicable. Grantee acknowledges receipt of a copy of the Plan in effect as of the date hereof, the terms and conditions of which are incorporated herein by reference. Grantee and the Company are referred to in these General Terms and Conditions collectively as the “Parties” each and individually as a Party”.
1. Effect of the Plan. The Award and the delivery of the Awarded Shares to Grantee are subject to all of the provisions of the Award Letter, these General Terms and Conditions and the Plan, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee. The Award shall be subject, without further action by the Company or Grantee, to any amendment, modification, restatement or supplement to the Plan that is beneficial to, or increases the rights of, Grantee. The Award shall not be subject to any amendment, modification, restatement or supplement to the Plan that reduces or adversely affects the rights and benefits available to Grantee hereunder, without the Grantee’s consent having been obtained thereto.
2. Grant. The Award shall evidence Grantee’s rights in respect of the Awarded Shares, and Grantee acknowledges that, except as provided in the Award Letter or these General Terms and Conditions, the Grantee shall not have any rights in respect of the Awarded Shares unless and until all vesting, exercise and settlement conditions in the Award Letter and these General Terms and Conditions have been satisfied. Grantee agrees that Grantee’s rights to receive and/or retain all or any portion of the Awarded Shares shall be subject to all of the terms and conditions set forth in the Award Letter, these General Terms and Conditions and the Plan, including, but not limited to, the vesting and forfeiture conditions set forth in the Award Letter and Section 4 of these General Terms and Conditions and the restrictions on transfer set forth in the Award Letter and Section 5 of these General Terms and Conditions.
3. Vesting Schedule. The Award shall be subject to such vesting conditions as are set forth in the Award Letter. Awarded Shares that have become vested pursuant to the Award Letter are referred to herein as “Vested Awarded Shares,” and Awarded Shares that have not yet become vested pursuant to the Award Letter are referred to herein as “Unvested Awarded Shares.”
4. Conditions of Forfeiture. Except as provided in the Award Letter, upon termination of Grantee’s continuing services relationship with the Company or any Subsidiary (“Continuous Service”, and the date of termination thereof, the “Termination Date”) before the date on which the Award is fully vested, any Awarded Shares which remain Unvested Awarded Shares as of such date shall, without further action of any kind by the Company or Grantee, be forfeited.
5. Non-Transferability. Grantee may not, without the consent of the Committee, sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any portion of the Awarded Shares (or any right or interest therein) that does not consist of issued and outstanding shares of Common Stock. In addition, Grantee may not, without the consent of the Committee, sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any portion of the Awarded Shares (or any right or interest therein) that consists of issued and outstanding shares of Common Stock unless such shares of Common Stock are also Vested Awarded Shares. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.
6. Dividend and Voting Rights; Dividend Equivalents.
(a)    Subject to Sections 4 and 5 and such other terms and conditions set forth in the Award Letter or in the Plan, upon the issuance of shares of Common Stock subject to the Awarded Shares, Grantee will obtain the rights of a stockholder of the Company, including the right to vote all such shares of Common Stock and to receive all dividends, cash or stock (other than stock dividends accounted for as a stock split), paid or delivered thereon, from and after the date of such issuance.
(b)    Unless otherwise expressly set forth in an Award Letter, if, following the Grant Date hereof and prior to the issuance of shares of Common Stock subject to the Awarded Shares, any dividends, cash or stock (other than stock dividends accounted for as a stock split), are paid or delivered by the Company with respect to the Common Stock, Grantee shall be entitled to receive the amount of such dividends that would have been paid on shares of Common Stock relating to the unissued Awarded Shares. Such amount shall be paid to Grantee at the time and in the form the dividend is paid to holders of shares of the Common Stock. The subsequent forfeiture of the Unvested Awarded Shares pursuant to Section 4 hereof shall not create any obligation to repay cash dividends or stock dividends (other than stock dividends accounted for as a stock split) received under this Section 6(b) as to such Unvested Awarded Shares,
7. Capital Adjustments and Corporate Events. If, from time to time during the term of the Award, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration (including stock dividends accounted for as a stock split), the Awarded Shares shall be adjusted in accordance with the provisions of Section 12 of the Plan. Any and all new, substituted or additional securities to which Grantee may be entitled by reason of Grantee’s ownership of the Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of the Award Letter and, if relating to Unvested Awarded Shares, shall be included thereafter as “Unvested Awarded Shares” for purposes of the Award Letter and these General Terms and Conditions.
8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any shares of Common Stock issued with respect to Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of the Award Letter, these General Terms and Conditions or the Plan, or (ii) to treat as owner of such shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which Grantee shall have attempted to transfer such shares in violation of the provisions of the Award Letter, these General Terms and Conditions or the Plan.

9. Tax Matters. Grantee acknowledges that the tax consequences associated with the Award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award. Grantee understands further that, if the Awarded Shares represent the right to receive shares of Common Stock in the future and not the issuance of shares of Common Stock on the Grant Date, no election under Section 83 of the Internal Revenue Code of 1986, as amended, may be made with respect to this Award.
10. Entire Agreement; Governing Law. The Award Letter, the Plan and these General Terms and Conditions constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between an express provision of the Award Letter, these General Terms and Conditions, and the Plan, the Committee shall resolve such inconsistency in a manner consistent with the intention of the Company in granting the Award. Nothing in the Plan, the Award Letter or these General Terms and Conditions (except as expressly provided in any of such instruments) is intended to confer any rights or remedies on any person other than the Parties. The Award Letter, these General Terms and Conditions and the Plan are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan, the Award Letter and these General Terms and Conditions relating to the Award be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
11. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in these General Terms and Conditions are inserted for convenience and shall not be deemed a part of these General Terms and Conditions for construction or interpretation.
12. Dispute Resolution. The provisions of this Section 12 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to the Plan, the Award Letter and these General Terms and Conditions. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan, the Award Letter and these General Terms and Conditions by negotiation between individuals who have authority to settle the controversy. Either Party may commence negotiations by delivering to the other Party a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan, the Award Letter and these General Terms and Conditions shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
13. Amendment; Waiver. The Award Letter and these General Terms and Conditions may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in the Award Letter or these General Terms and Conditions may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at the Company’s principal executive office or the address of Grantee in the records and books of the Company, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 14.
BY ACCEPTING THE AWARD, GRANTEE ACKNOWLEDGES AND AGREES THAT THE AWARDED SHARES SUBJECT TO THE AWARD SHALL VEST AND THE FORFEITURE PROVISIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THE AWARD LETTER (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE AWARD LETTER OR THESE GENERAL TERMS AND CONDITIONS OR THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE. Grantee acknowledges receipt of a copy of the Plan, represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed the Award Letter, these General Terms and Conditions and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Award Letter, and fully understands all provisions of the Award Letter and these General Terms and Conditions and the Plan. Grantee hereby agrees that all disputes arising out of or relating to the Award Letter and these General Terms and Conditions and the Plan shall be resolved in accordance with Section 12 of these General Terms and Conditions. Grantee further agrees to notify the Company upon any change in the address for notice indicated in these General Terms and Conditions.

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Exhibit to General Terms and Conditions of Equity AwardAdditional Terms Applicable to Stock Options

(a)    Option Period. The term of the Stock Options (the “Option Period”) will commence on the Grant Date, and will expire at 5:00 o’clock p.m. Houston time on the earliest of (i) the 60th day after termination of Grantee’s Continuous Service (other than death, Disability, or retirement at or after Normal Retirement Age); (ii) the 180th day after the death or Disability of Grantee or the retirement of Grantee at or after Normal Retirement Age, during his or her Continuous Service; or (iii) the expiration date of ten years from the Grant Date. After the expiration date, no further shares may be purchased with respect to these Stock Options.
(b)    Vesting. Except as provided otherwise in paragraph (c) below, the Stock Options shall vest if Grantee’s Continuous Service does not terminate during the period commencing with the Grant Date and ending with the applicable date that such portion of the Stock Options vests (each, a “Vesting Date”). Stock Options that have vested are referred to herein as “Vested Stock Options,” and Stock Options that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Stock Options.” Subject to the provisions of paragraph (c), if Grantee’s Continuous Service does not terminate prior to an applicable Vesting Date, the Stock Options shall vest as follows:
one hundred percent (100%) of the Stock Options shall vest on the first anniversary of the Grant Date.
(c)    Forfeiture of Stock Options.
(i)     Except as provided in this paragraph (c), if the Grantee’s Termination Date shall occur before the final Vesting Date for any reason, any Unvested Stock Options as of such date shall, without further action of any kind by the Company or Grantee, be forfeited.
(ii)     Notwithstanding anything to the contrary in this Award Letter, the Unvested Stock Options shall become vested (i) upon the death of Grantee during Grantee’s Continuous Service; (ii) if Grantee suffers a Disability during Grantee’s Continuous Service; or (iii) in accordance with the provisions of Section 12(b) of the Plan relating to a Change in Control. For purposes of the Award Letter, “Change in Control” shall have the meaning set forth in the Plan; provided, however, that, for the avoidance of doubt, clause (i) of the definition of “Change in Control” set forth in the Plan shall not be deemed to include an acquisition by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company.
(d)    Exercise of Stock Options. These Stock Options shall be exercisable at any time and from time to time after the Grant Date and on or prior to their expiration date, in whole or in part with respect to any portion of the underlying shares that has become Vested Stock Options at the time of exercise. No fractional shares will be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise will be rounded to the next lowest share and the exercise price for the fraction will be returned to Grantee.
(e)    Right to Exercise; Restrictions. Vested Stock Options shall be exercisable only during the Option Period, only by Grantee, and only if, at the time of exercise, Grantee is still in a period of Continuous Service, except as follows (and in all cases subject to the earlier termination of the Option Period on the expiration date specified in paragraph (a) hereof):
(i)    Grantee may exercise Vested Stock Options following the termination of his or her Continuous Service as long as the exercise occurs during the Option Period and prior to the expiration date;
(ii)    If Grantee’s Continuous Service should end by reason of Grantee’s death or Disability, Vested Stock Options may (in the case of death) be exercised during the Option Period by the estate of Grantee or by a person who acquired the right to exercise these Stock Options by bequest or inheritance and (in the case of Disability) by the legal representative of the Grantee;
(iii)    Vested Stock Options may be exercised by a person to whom they have been validly transferred pursuant to the Plan, and subject to any conditions and restrictions imposed thereon in connection with such transfer.
(f)    Requirement of Necessary Approvals. These Stock Options may not be exercised, or if exercised, no shares need be issued by the Company, unless and until the Company has obtained all necessary approvals and consents of government authorities and other persons such as lenders to the Company.

(g)    Manner of Exercise. These Stock Options shall be exercisable (in whole or in part) by a written notice which:
(i)    States the election to exercise and the number of whole shares with respect to which they are being exercised;
(ii)    Contains an undertaking to provide such information as is required, in the discretion of counsel for the Company, to determine whether an exemption from registration of such shares is available under federal and applicable state securities laws and to make such representations and warranties regarding Grantee’s investment intent as such counsel may require; and
(iii)    Is signed by Grantee or other person or persons authorized to exercise these Options and, if signed by a person other than Grantee, is accompanied by appropriate evidence or proof of the authority or right of such person to exercise this Option.
(h)    Payment of Exercise Price. The written notice referred to in clause (g) shall be accompanied by the exercise price for the total number of shares being purchased in the form permitted by the Plan; provided that, if the exercise price is not paid in cash or by check, Grantee and any third party shall comply with such procedures, and enter into such agreements of indemnity and other agreements, as the Company shall prescribe as a condition of such payment procedure.
(i)    Rights as Stockholder. Grantee shall have no rights as a stockholder with respect to any shares covered by these Stock Options until such time as Grantee becomes the owner of the underlying shares following exercise thereof. Without limiting the generality of the foregoing sentence, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to ownership of the underlying shares, except as may be determined by the Committee in accordance with the provisions of Section 12 of the Plan.
(j)    Grant Date. For purposes of this Award Letter, the “Grant Date” is December 15, 2015. These Stock Options are not intended to constitute “incentive stock options” within the meaning of the Code.